Exhibit 10.35

THIRD MODIFICATION AGREEMENT

This Third Modification Agreement (this “Third Modification Agreement”) is made and entered into effective as of the 30th day of November, 2011 (the “Effective Date”), by and among VIEWPOINT BANK, a federal savings bank (“Lender”), RF MONOLITHICS, INC., a Delaware corporation (“RF Mono”), and CIRRONET INC., a Georgia corporation (“Cirronet”) (RF Mono and Cirronet together, sometimes “Borrowers”).

R E C I T A L S

A. Heretofore, Borrowers executed and delivered that certain Promissory Note (Commercial – Revolving Draw) (the “Note”), dated November 30, 2009, in the original principal amount of $5,000,000, payable to the order of Lender.

B. Heretofore, Borrowers executed and delivered that certain Commercial Loan and Security Agreement (Revolving Draw Loan) (the “Loan Agreement”), dated November 30, 2009, pertaining to and securing the Note.

C. The Note is further secured by that certain Deed of Trust (Second Lien) (the “Deed of Trust”), dated November 30, 2009, from RF Mono to Mark E. Hord, Trustee, covering a certain tract of land (and the improvements thereon) being legally described as Lot 1 in Block 1 of RF Monolithics, an addition to the City of Farmers Branch, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 2003125, page 96 of the Plat Records of Dallas County, Texas. The Deed of Trust is recorded in/under County Clerk’s File No. 20090033780 in the Real Property Records of Dallas County, Texas.

D. Heretofore, Lender and Borrowers have executed that certain Modification Agreement (the “First Modification Agreement”), dated August 6, 2010, modifying the Note, the Loan Agreement, the Deed of Trust and all other documents evidencing, securing or pertaining to the loan evidenced in part by the Note, the Loan Agreement and the Deed of Trust (the “Loan”), as specifically set forth in the First Modification Agreement.

E. Heretofore, Lender and Borrowers have executed that certain Second Modification Agreement (the “Second Modification Agreement”), dated November 30, 2010, modifying the Note, the Loan Agreement, the Deed of Trust and all other documents evidencing, securing or pertaining to the Loan, as specifically set forth in the Second Modification Agreement.

F. As used herein, the term “Loan Documents” means the Note, the Loan Agreement, the Deed of Trust and all such other documents evidencing, securing or pertaining to the Loan, as previously modified by the First Modification Agreement and the Second Modification Agreement.

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G. Lender and Borrowers have agreed to renew and extend the Loan and to further modify the Loan Documents as set forth hereinbelow.

H. All capitalized terms used but not defined in this Third Modification Agreement shall have the meanings given such terms in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Lender and Borrowers hereby agree as follows:

1. Maturity Date. The Maturity Date (as such term is used in the Note and in the Loan Agreement) was changed from November 30, 2010, to November 30, 2012, in the Second Modification Agreement. Lender and Borrowers agree that the Maturity Date (as such date is used in the Note and in the Loan Agreement) is hereby further changed from November 30, 2012, to November 30, 2013.

2. Note Rate. The definition of Note Rate contained in the Note is hereby modified to read as follows:

Note Rate. “Note Rate” means: (i) during the period beginning on the date of this Note and ending on November 29, 2011, a per annum rate of the greater of (x) seven percent (7.0%), or (y) the Index Rate on the date in question plus two percent (2%), but not to exceed the Maximum Lawful Rate; and (ii) during the period beginning on November 30, 2011, and ending on the Maturity Date, a per annum rate equal to the greater of (x) five and one-quarter percent (5.25%), or (y) the Index Rate on the date in question plus two percent (2%), but not to exceed the Maximum Lawful Rate. Notwithstanding the foregoing, if the Note Rate for any period is limited to the Maximum Lawful Rate, the Note Rate shall remain at the Maximum Lawful Rate until an amount of interest has accrued on this Note equal to the amount of interest which could not accrue on this Note because of the limitation of the Note Rate to the Maximum Lawful Rate.

3. Unused Line Fee. A new Section 25 is added to the Loan Agreement which reads as follows:

25. UNUSED LINE FEE. Commencing on May 30, 2012, and on each November 30 and May 30 thereafter through and including the Maturity Date, if the average loan balance during the preceding six month period was less than $2,500,000, Borrower shall pay Lender the Unused Line Fee. As used herein, the term “Unused Line Fee” means that amount equal to 1/8 of 1% (0.125%) of the amount of the average undrawn principal balance of the Loan during the applicable six month period. For example, if the average principal balance of the Loan during a six month period is $2,000,000, the Unused Line Fee would be $3,750 ($3,000,000 multiplied by 0.00125). If the average loan balance during any six month period is $2,500,000 or more, no Unused Line Fee will be due for that six month period. Notwithstanding the foregoing, no Unused Line Fee will be due or payable if the Unused Line Fee, when added to other interest due with respect to the Loan, would cause the interest charged with respect to the Loan to exceed the Maximum Lawful Rate (as defined in the Loan Documents). When an Unused Line Fee is due, Lender will calculate the same and invoice Borrower therefor. Lender’s calculation of an Unused Line Fee shall be final and binding on Borrower in the absence of manifest error. Borrower shall pay any Unused Line Fee within five business days after the delivery to Borrower of Lender’s invoice therefor.

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4. Release of Deed of Trust. Promptly after the execution of this Third Modification Agreement, Lender agrees to release the Deed of Trust.

5. Payment of Fees and Expenses. Borrowers agree to pay to Lender or reimburse Lender for (i) the reasonable attorneys’ fees and expenses of Lender’s counsel in connection with the negotiation/preparation of this Third Modification Agreement, and (ii) other reasonable expenses incurred by Lender in connection with this Third Modification Agreement.

6. Conforming Amendments/Conflicts. Lender and Borrowers agree that the Loan Documents are amended hereby wherever necessary to conform to the terms and conditions contained in this Third Modification Agreement. In the event of any conflict or inconsistency between the terms and conditions contained in this Third Modification Agreement and the terms and conditions contained in the Loan Documents, the terms and conditions contained in this Third Modification Agreement shall control.

7. Renewal/Extension. Lender and Borrowers hereby agree that the Note and the other Loan Documents are renewed and extended by this Third Modification Agreement.

8. Reaffirmation. Borrowers hereby represent and agree that there are no oral agreements which modify any of the Loan Documents and that the Loan Documents, as expressly modified herein, constitute the entire agreement between Borrowers and Lender with respect to the Loan. Borrowers hereby reaffirm and restate, as of the date hereof, all covenants, representations and warranties set forth in any of the Loan Documents to which the applicable party is a part or by which the applicable party is otherwise bound. Borrowers consent to the amendments in this Third Modification Agreement and agree that nothing contained in this Third Modification Agreement shall impair or affect Lender’s rights under the Note, the Loan Agreement or any of the other Loan Documents to which Borrowers are a party or by which Borrowers otherwise are bound. Nothing contained herein shall constitute, and there has not otherwise occurred, any extinguishment or release of or substitution for the obligations and agreements of Borrowers under the Note, the Loan Agreement or any of the other Loan Documents to which Borrowers are a party or by which Borrowers otherwise are bound, and nothing herein shall constitute, and there has not otherwise occurred, any novation with respect to the Note, the Loan Agreement or any of the other Loan Documents. Except as expressly modified in the First Modification Agreement, in the Second Modification Agreement and in this Third Modification Agreement, all terms, covenants and provisions of the Note, the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect, and Borrowers do hereby expressly ratify and confirm the Note, the Loan Agreement and the other Loan Documents as modified in the First Modification Agreement, in the Second Modification Agreement and in this Third Modification Agreement.

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9. Representations. Borrowers hereby warrant, represent and certify to Lender the following facts, knowing that Lender requires, and is relying upon, the warranties, representations and certifications contained in this paragraph as a condition to entering into this Third Modification Agreement:

(a) No Defenses. As of the date hereof, Borrowers have no defense, right of setoff, counterclaim, claim or cause of action of any kind or description against Lender related to: (i) payment of the principal sum described in the Note; (ii) payment of interest under the Note; (iii) payment of any other sums due and payable under the Note, the Loan Agreement or any of the other Loan Documents; (iv) performance of any obligations under the Loan Documents; or (v) any of Lender’s acts or omissions with respect to the Property, the Loan Documents or Lender’s performance under the Loan Documents with respect to the Property. To the extent Borrowers now have any defenses, rights of setoff, counterclaims, claims or causes of action against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entireties.

(b) Enforceable Obligations. The Note, the Loan Agreement and the other Loan Documents are valid and enforceable against Borrowers in accordance with their respective terms. Lender is not in default, and no event has occurred which, with the passage of time, giving of notice or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents.

(c) Strict Performance. Lender’s agreement to modify the Note, the Loan Agreement and the other Loan Documents, as set forth herein, is without prejudice to Lender’s right at any time hereafter to exercise any right or remedy conferred upon Lender in the Note, the Loan Agreement or in any of the other Loan Documents or otherwise available at law or in equity, and shall not constitute a waiver of Lender’s right to insist upon strict performance by Borrowers of their respective obligations under the Note, the Loan Agreement and the other Loan Documents.

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10. No Waiver or Implication. This Third Modification Agreement modifies the Loan Documents and in no way acts as a release or relinquishment of any lien, security interest, right, title, privilege or remedy created by any of the Loan Documents or now or hereafter existing at law or in equity. The liens and security interests of the Loan Documents securing payment of the Note (as the Note has been herein modified) are hereby renewed and confirmed by Borrowers in all respects and, except to the extent contemplated by paragraph 4 of this Third Modification Agreement, shall continue to be enforceable and shall remain in full force and effect until the entire principal amount of the Note, all accrued but unpaid interest, and all extensions, renewals and rearrangements thereof, and all other sums secured by the Loan Documents have been fully and finally paid. Borrowers hereby agree that nothing contained herein shall constitute a waiver by Lender of any default, whether known or unknown, which may now or hereafter exist under the Note, the Loan Agreement Trust or any of the other Loan Documents. Borrowers hereby further agree that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrowers hereby acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent or enter into any further agreement or modification with respect to the Loan or any matter relating to the Loan.

11. Additional Documentation. From time to time, Borrowers shall execute or procure and deliver to Lender such other and further documentation evidencing, securing or pertaining to the Loan or the Loan Documents as reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender’s request, Borrowers shall cause to be delivered to Lender an opinion of counsel, satisfactory to Lender as to form, substance and rendering attorney, opining as to: (i) the validity and enforceability of this Third Modification Agreement and the terms and provisions hereof and any other agreement executed in connection with the transaction contemplated thereby; (ii) the authority of Borrowers to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified; and (iii) such other matters reasonably requested by Lender.

12 Authority. Each person executing this Third Modification Agreement on behalf of Lender and Borrowers warrants and represents that the applicable person has the authority to execute and deliver this Third Modification Agreement on behalf of the entity for which such person is executing and delivering this Third Modification Agreement and that, upon execution and delivery of this Third Modification Agreement by such person, this Third Modification Agreement will be binding upon and enforceable against the entity for which such person is executing and delivering this Third Modification Agreement.

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13. Multiple Counterparts/Electronic Execution. This Third Modification Agreement may be executed in multiple counterparts, all of which shall constitute one and the same agreement. It is expressly understood and agreed by all parties hereto that executed counterparts of this Third Modification Agreement transmitted by e-mail, facsimile or other electronic means shall be effective as originals.

14. Binding Effect. This Third Modification Agreement is binding upon and inures to the benefit of Lender and Borrowers and their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns.

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EXECUTED by Lender and Borrowers on the date of each party’s acknowledgment, but dated and made effective for all purposes as of the Effective Date.

LENDER:

VIEWPOINT BANK, a federal savings bank

By	/s/ Patrick Burns
Patrick Burns Vice President

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on December         , 2011, by Patrick Burns, a Vice President of ViewPoint Bank, a federal savings bank, on behalf of said savings bank.

Notary Public in and for the State of Texas

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EXECUTED by Lender and Borrowers on the date of each party’s acknowledgment, but dated and made effective for all purposes as of the Effective Date.

BORROWERS:

RF MONOLITHICS, INC., a Delaware corporation		CIRRONET INC., a Georgia corporation

By	/s/ Harley E Barnes III	By	/s/ Harley E Barnes III
	Harley E Barnes, III Chief Financial Officer		Harley E Barnes, III Vice President

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on December         , 2011, by Harley E Barnes, III, Chief Financial Officer of RF Monolithics, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on December         , 2011, by Harley E Barnes, III, Vice President of Cirronet Inc., a Georgia corporation, on behalf of said corporation.

Notary Public in and for the State of Texas

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